EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-32107 of MidSouth Bancorp, Inc. on Form S-3D, Registration Statement No. 33-27949 on Form S-8 and Registration Statement No. 33-62773 on Form S-8 of our report dated March 13, 2007, appearing in this Annual Report on Form 10-K of MidSouth Bancorp, Inc. for the year ended December 31, 2006.

/s/ Porter Keadle Moore, LLP

Porter Keadle Moore, LLP
Atlanta, GA

March 13, 2007